For Immediate Release

    BofI Federal Bank Updates Expected Timing of H&R Block Transaction

SAN DIEGO, CA - (Marketwired - October 5, 2014) - BofI Federal Bank (BofI), the banking subsidiary of BofI Holding, Inc. (NASDAQ: BOFI), today announced an update to the expected timing of regulatory approval of its previously announced agreement to acquire certain assets and deposits of H&R Block Bank. The regulatory review process is ongoing, but it is not expected that regulatory approval will be received during this calendar year.

"We remain committed to forming a long-term relationship with H&R Block," stated Greg Garrabrants, President and Chief Executive Officer. "While the regulatory approval process has taken longer than expected, we are encouraged by the progress made to date."

As announced on April 10, 2014, BofI and H&R Block Bank entered into a definitive Purchase and Assumption Agreement, pursuant to which BofI agreed to acquire certain assets and assume all the remaining deposit liabilities of H&R Block Bank. The agreement is subject to regulatory approval and other customary closing conditions. The parties also agreed to terms of a program management agreement under which BofI will serve as the bank for H&R Block-branded financial services products offered through H&R Block’s retail and digital channels: Emerald Prepaid MasterCard®, refund transfers and Emerald Advance® lines of credit. For the upcoming tax season, H&R Block Bank will continue to provide these financial services products to their clients.

Further details regarding these agreements can be found in the Form 8-K of BofI Holding, Inc. filed with the Securities and Exchange Commission on April 10, 2014. There can be no assurances regarding when or if the transaction with H&R Block Bank will ultimately receive regulatory approval or if the other closing conditions to the transaction will be satisfied.

Conference Call

BofI Holding, Inc. will conduct a conference call to discuss these developments on Monday, October 6, 2014 at 10:00 A.M. Eastern time/ 7:00 A.M. Pacific time. To access the call, please dial toll free: 888-539-3696, passcode 1187823. The conference call will be webcast live and may be accessed at BofI's website, http://www.bofiholding.com. For those unable to listen to the live broadcast, a replay will be available shortly after the call on BofI's website for 30 days.

About BofI Holding, Inc. and BofI Federal Bank

BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $4.4 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol "BOFI" and is a component of the Russell 2000 Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit www.bofifederalbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to the expected timing of regulatory approval of BofI’s pending transaction with H&R Block Bank and satisfaction of other closing conditions to the transaction, the anticipated benefits to BofI of the transaction with H&R Block Bank, BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow, diversify and increase its business, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation possible further delays in receiving regulatory approval and satisfaction of other closing conditions to the transaction with H&R Block Bank, our ability to integrate and successfully operate the acquired business with H&R Block Bank after closing, changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in periodic reports filed by BofI Holding, Inc. with the Securities and Exchange Commission (including its Form 10-K filed on August 28, 2014) could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Investor Relations
Johnny Lai, CFA
858-649-2218
JLai@BofIFederalBank.com